GILEAD SCIENCES ANNOUNCES SECOND QUARTER 2025 FINANCIAL RESULTS
Product Sales Excluding Veklury Increased 4% Year-Over-Year to $6.9 billion
Biktarvy Sales Increased 9% Year-Over-Year to $3.5 billion
Foster City, CA, August 7, 2025 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its second quarter 2025 results of operations.
“This was a very successful second quarter for Gilead, including the FDA approval for Yeztugo as the world’s first twice-yearly HIV prevention option,” said Daniel O’Day, Gilead’s Chairman and Chief Executive Officer. “Our strong growth this quarter was driven by Biktarvy, Descovy, Trodelvy and Livdelzi, reflecting the diversity of our portfolio. As we enter the third quarter, we are increasing revenue and earnings guidance for the year, and look forward to delivering continued innovation and growth across our core therapeutic areas.”
Second Quarter 2025 Financial Results
•Total second quarter 2025 revenue increased 2% to $7.1 billion compared to the same period in 2024, driven by higher HIV, Livdelzi® (seladelpar) and Trodelvy® (sacituzumab govitecan-hziy) sales, partially offset by lower chronic hepatitis C virus (“HCV”) and Veklury® (remdesivir) sales.
•Diluted earnings per share (“EPS”) was $1.56 in the second quarter 2025 compared to $1.29 in the same period in 2024. The increase was primarily driven by net unrealized gains on securities compared to net unrealized losses in 2024 and higher product sales, partially offset by a pre-tax in-process research and development (“IPR&D”) impairment charge of $190 million related to assets acquired as part of the MYR GmbH (“MYR”) acquisition and higher research and development (“R&D”) expenses.
•Non-GAAP diluted EPS of $2.01 in the second quarter 2025 remained flat compared to the same period in 2024, with higher product sales offset by higher R&D expenses.
•As of June 30, 2025, Gilead had $7.1 billion of cash, cash equivalents and marketable debt securities compared to $10.0 billion as of December 31, 2024.
•During the second quarter 2025, Gilead generated $827 million in operating cash flow, net of a final $1.3 billion transition tax payment associated with the Tax Cuts and Jobs Act of 2017.
•During the second quarter 2025, Gilead paid dividends of $994 million and repurchased $527 million of common stock.
Second Quarter 2025 Product Sales
Total second quarter 2025 product sales increased 2% to $7.1 billion compared to the same period in 2024. Total second quarter 2025 product sales excluding Veklury increased 4% to $6.9 billion compared to the same period in 2024, primarily due to higher HIV, Livdelzi and Trodelvy sales, partially offset by lower HCV sales.
HIV product sales increased 7% to $5.1 billion in the second quarter 2025 compared to the same period in 2024, primarily driven by increased demand and higher average realized price.
•Biktarvy® (bictegravir 50mg/emtricitabine (“FTC”) 200mg/tenofovir alafenamide (“TAF”) 25mg) sales increased 9% to $3.5 billion in the second quarter 2025 compared to the same period in 2024, primarily driven by higher demand.
•Descovy® (FTC 200mg/TAF 25mg) sales increased 35% to $653 million in the second quarter 2025 compared to the same period in 2024, primarily driven by higher average realized price and demand.

August 7, 2025	2

The Liver Disease portfolio sales decreased 4% to $795 million in the second quarter 2025 compared to the same period in 2024. This was primarily driven by lower HCV sales, partially offset by increased demand for Livdelzi, Hepcludex® (bulevirtide) and chronic hepatitis B virus (“HBV”) products.
Veklury sales decreased 44% to $121 million in the second quarter 2025 compared to the same period in 2024, primarily driven by lower rates of COVID-19-related hospitalizations.
Cell Therapy product sales decreased 7% to $485 million in the second quarter 2025 compared to the same period in 2024, reflecting ongoing competitive headwinds.
•Yescarta® (axicabtagene ciloleucel) sales decreased 5% to $393 million in the second quarter 2025 compared to the same period in 2024, primarily driven by lower demand, partially offset by higher average realized price.
•Tecartus® (brexucabtagene autoleucel) sales decreased 14% to $92 million in the second quarter 2025 compared to the same period in 2024, primarily reflecting lower demand, partially offset by higher average realized price.
Trodelvy sales increased 14% to $364 million in the second quarter 2025 compared to the same period in 2024, primarily driven by higher demand and inventory dynamics.
Second Quarter 2025 Product Gross Margin, Operating Expenses and Effective Tax Rate
•Product gross margin was 78.7% in the second quarter 2025 compared to 77.7% in the same period in 2024. Non-GAAP product gross margin was 86.9% in the second quarter 2025 compared to 86.0% in the same period in 2024. The increases were primarily driven by product mix.
•R&D expenses were $1.5 billion in the second quarter 2025 compared to $1.4 billion in the same period in 2024, primarily due to increased clinical manufacturing and study expenses, as well as valuation adjustments to the MYR-related contingent consideration. Non-GAAP R&D expenses were $1.5 billion in the second quarter 2025 compared to $1.3 billion in the same period in 2024, primarily due to increased clinical manufacturing and study activities.
•Acquired IPR&D expenses were $61 million in the second quarter 2025, primarily reflecting expenses related to the strategic partnership with Kymera Therapeutics, Inc. (“Kymera”) announced in June 2025.
•Selling, general and administrative (“SG&A”) expenses and non-GAAP SG&A expenses of $1.4 billion in the second quarter 2025 remained flat compared to the same period in 2024, with higher promotional expenses offset by lower corporate expenses.
•The effective tax rate (“ETR”) was 19.3% in the second quarter 2025 compared to 21.4% in the same period in 2024, primarily driven by lower non-taxable unrealized losses on securities, partially offset by a beneficial prior year settlement with a tax authority that did not repeat. The non-GAAP ETR was 18.8% in the second quarter 2025 compared to 17.8% in the same period in 2024, primarily reflecting the same non-recurring tax settlement in the prior year.
Guidance and Outlook
For the full-year, Gilead expects:

(in millions, except per share amounts)	August 7, 2025 Guidance
	Low End	High End	Comparison to Prior Guidance
Product sales	$28,300	$28,700	Previously $28,200 to $28,600
Product sales excluding Veklury	$27,300	$27,700	Previously $26,800 to $27,200
Veklury	$1,000	$1,000	Previously $1,400
Diluted EPS	$5.85	$6.15	Previously $5.65 to $6.05
Non-GAAP diluted EPS	$7.95	$8.25	Previously $7.70 to $8.10

August 7, 2025	3

Additional information and a reconciliation between GAAP and non-GAAP financial information for the 2025 guidance is provided in the accompanying tables. The financial guidance is subject to a number of risks and uncertainties. See the Forward-Looking Statements section below.
Key Updates Since Our Last Quarterly Release
Virology
•Received U.S. Food and Drug Administration (“FDA”) approval for Yeztugo® (lenacapavir) for pre-exposure prophylaxis (“PrEP”) to reduce the risk of sexually acquired HIV-1 in adults and adolescents weighing at least 35kg. Yeztugo is the first and only twice-yearly HIV PrEP option available in the United States.
•Received a positive opinion under accelerated review from the European Medicines Agency’s Committee for Medicinal Products for Human Use recommending lenacapavir for use as PrEP to reduce the risk of sexually acquired HIV-1 in adults and adolescents with increased HIV-1 acquisition risk. The recommendation will now be reviewed by the European Commission. Lenacapavir for HIV PrEP is not approved for use outside of the United States.
•Announced a strategic partnership agreement with the Global Fund to Fight AIDS, Tuberculosis and Malaria (“Global Fund”) to accelerate access, subject to regulatory approvals, to twice-yearly lenacapavir for HIV PrEP for up to two million people in primarily low- and lower-middle-income countries over three years, at no profit to Gilead.
•Presented new data at the International AIDS Society conference, including from the PURPOSE 1 and 2 trials evaluating twice-yearly lenacapavir for HIV PrEP in a broad range of populations, including pregnant and lactating women, adolescents, and young people.
•Announced that the World Health Organization released new guidelines recommending the use of twice-yearly lenacapavir for HIV PrEP, as well as new guidelines on HIV testing protocols for long-acting prevention medications.
•Announced that FDA had placed a clinical hold on the HIV treatment trials of GS-1720 and/or GS-4182, including the WONDERS-1 and WONDERS-2 trials. These drug candidates are investigational and not approved anywhere globally.
•Presented final data from the Phase 3 MYR301 study evaluating bulevirtide as a treatment for adults with chronic hepatitis delta virus (“HDV”) at the European Association for the Study of the Liver (“EASL”) Congress. Bulevirtide remains the only approved treatment for HDV in the EU and is not approved in the U.S. Additionally, presented clinical and real-world data on HBV and HCV programs.
Oncology
•Announced positive topline results from the Phase 3 ASCENT-03 trial evaluating Trodelvy in patients with 1L metastatic triple-negative breast cancer (“mTNBC”) who are not candidates for PD-1/PD-L1 checkpoint inhibitors. Additionally, presented results from the Phase 3 ASCENT-04 trial evaluating Trodelvy plus Keytruda® (pembrolizumab) in 1L PD-L1+ mTNBC at the American Society of Clinical Oncology (“ASCO”) meeting. Trodelvy is not approved in either of these settings.
•Presented new real-world data at ASCO supporting the use of Yescarta in outpatient care settings for patients with relapsed or refractory (“R/R”) large B-cell lymphoma (“LBCL”), as well as other early-stage investigational CAR T data in glioblastoma and LBCL.
•Presented data in partnership with Arcellx, Inc. (“Arcellx”) at the European Hematology Association congress from the iMMagine-1 trial evaluating investigational anitocabtagene-autoleucel (“anito-cel”) in R/R multiple myeloma.
•Entered into an exclusive option and license agreement with Kymera to develop novel oral molecular glue CDK2 degraders with broad oncology treatment potential.

August 7, 2025	4

Inflammation
•Presented new data from multiple analyses at EASL evaluating Livdelzi for the treatment of primary biliary cholangitis, including interim analysis from the open-label, long-term ASSURE study.
Corporate
•The Board declared a quarterly dividend of $0.79 per share of common stock for the third quarter of 2025. The dividend is payable on September 29, 2025, to stockholders of record at the close of business on September 15, 2025. Future dividends will be subject to Board approval.
•The Board authorized a new $6.0 billion stock repurchase program, with no fixed expiration, which will commence upon the completion of the previously approved program.
•Reached a final settlement agreement with the U.S. Department of Justice resolving a legacy compliance matter. This settlement was accrued in 2024 and reported under SG&A expenses.
•Named by TIME as a 2025 Most Influential Company.
Certain amounts and percentages in this press release may not sum or recalculate due to rounding.
Conference Call
At 1:30 p.m. Pacific Time today, Gilead will host a conference call to discuss Gilead’s results. A live webcast will be available on http://investors.gilead.com and will be archived on www.gilead.com for one year.
Non-GAAP Financial Information
The information presented in this document has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP financial information generally excludes acquisition-related expenses including amortization of acquired intangible assets and other items that are considered unusual or not representative of underlying trends of Gilead’s business, fair value adjustments of equity securities and discrete and related tax charges or benefits associated with such exclusions as well as changes in tax-related laws and guidelines, transfers of intangible assets between certain legal entities, and legal entity restructurings. Although Gilead consistently excludes the amortization of acquired intangible assets from the non-GAAP financial information, management believes that it is important for investors to understand that such intangible assets were recorded as part of acquisitions and contribute to ongoing revenue generation. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the accompanying tables.
About Gilead Sciences
Gilead Sciences, Inc. is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis, COVID-19, cancer and inflammation. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, California.
Forward-Looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include those relating to: Gilead’s ability to achieve its full year 2025 financial guidance, including as a result of the uncertainty of the amount and timing of Veklury revenues,

August 7, 2025	5

the impact of the Inflation Reduction Act, changes in U.S. regulatory or legislative policies, and changes in U.S. trade policies, including tariffs; Gilead’s ability to make progress on any of its long-term ambitions or priorities laid out in its corporate strategy; Gilead’s ability to accelerate or sustain revenues for its virology, oncology and other programs; Gilead’s ability to realize the potential benefits of acquisitions, collaborations or licensing arrangements, including the acquisitions of MYR, and the arrangements with Arcellx, Kymera and the Global Fund; patent protection and estimated loss of exclusivity for our products and product candidates; Gilead’s ability to initiate, progress or complete clinical trials within currently anticipated timeframes or at all, the possibility of unfavorable results from ongoing and additional clinical trials, including those involving Livdelzi, Trodelvy, Yescarta, Yeztugo (lenacapavir), anito-cel, bulevirtide, GS-1720, and GS-4182 (such as the ASCENT-03, ASCENT-04, ASSURE, iMMagine-1, MYR301, PURPOSE 1 PURPOSE 2, WONDERS-1, and WONDERS-2 studies), and the risk that safety and efficacy data from clinical trials may not warrant further development of Gilead’s product candidates or the product candidates of Gilead’s strategic partners; Gilead’s ability to resolve the issues cited by the FDA in the clinical hold on the GS-1720 and GS-4182 trials to the satisfaction of the FDA and the risk that FDA may not remove the clinical hold, in whole or in part, in a timely manner or at all; Gilead’s ability to submit new drug applications for new product candidates or expanded indications in the currently anticipated timelines; Gilead’s ability to receive or maintain regulatory approvals in a timely manner or at all, including for additional approvals for lenacapavir for HIV PrEP, and the risk that any such approvals, if granted, may be subject to significant limitations on use and may be subject to withdrawal or other adverse actions by the applicable regulatory authority; Gilead’s ability to successfully commercialize its products; the risk of potential disruptions to the manufacturing and supply chain of Gilead’s products; pricing and reimbursement pressures from government agencies and other third parties, including required rebates and other discounts; a larger than anticipated shift in payer mix to more highly discounted payer segments; market share and price erosion caused by the introduction of generic versions of Gilead products; the risk that physicians and patients may not see advantages of Gilead’s products over other therapies and may therefore be reluctant to prescribe the products, including Yeztugo; Gilead’s ability to effectively manage the access strategy relating to lenacapavir for HIV PrEP, subject to necessary regulatory approvals; and other risks identified from time to time in Gilead’s reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter ended June 30, 2025 are not necessarily indicative of operating results for any future periods. Gilead directs readers to its press releases, annual reports on Form 10-K, quarterly reports on Form 10-Q and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
The reader is cautioned that forward-looking statements are not guarantees of future performance and is cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
Additional information is available on our Investor Relations website, https://investors.gilead.com. Among other things, an estimate of Acquired IPR&D expenses is expected to be made available on the Quarterly Results page within the first ten (10) days after the end of each quarter.
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August 7, 2025	6

Gilead owns or has rights to various trademarks, copyrights and trade names used in its business, including the following: GILEAD®, GILEAD SCIENCES®, KITETM, AMBISOME®, ATRIPLA®, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, DESCOVY FOR PREP®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPCLUDEX®, HEPSERA®, JYSELECA®, LIVDELZI®/LYVDELZI®, LETAIRIS®, ODEFSEY®, SOVALDI®, STRIBILD®, SUNLENCA® , TECARTUS®, TRODELVY®, TRUVADA®, TRUVADA FOR PREP®, TYBOST®, VEKLURY®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA®, YEZTUGO® and ZYDELIG®. KEYTRUDA® is a registered trademark of Merck Sharp & Dohme LLC., a subsidiary of Merck & Co., Inc., Rahway, NJ, USA. Other trademarks and trade names are the property of their respective owners.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

CONTACTS:	Investors:	Jacquie Ross, CFA	investor_relations@gilead.com
	Media:	Ashleigh Koss	public_affairs@gilead.com

August 7, 2025	7

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2025	2024	2025	2024
Revenues:
Product sales	$7,054	$6,912	$13,668	$13,559
Royalty, contract and other revenues	27	41	81	81
Total revenues	7,082	6,954	13,749	13,640
Costs and expenses:
Cost of goods sold	1,501	1,544	3,041	3,096
Research and development expenses	1,491	1,351	2,870	2,871
Acquired in-process research and development expenses	61	38	315	4,169
In-process research and development impairments	190	—	190	2,430
Selling, general and administrative expenses	1,365	1,377	2,623	2,752
Total costs and expenses	4,608	4,309	9,038	15,317
Operating income (loss)	2,474	2,644	4,711	(1,678)
Interest expense	254	237	513	491
Other (income) expense, net	(208)	355	120	265
Income (loss) before income taxes	2,429	2,053	4,077	(2,433)
Income tax expense	468	438	802	123
Net income (loss)	1,960	1,614	3,275	(2,556)
Net income attributable to noncontrolling interest	—	—	—	—
Net income (loss) attributable to Gilead	$1,960	$1,614	$3,275	$(2,556)

Basic earnings (loss) per share attributable to Gilead	$1.57	$1.29	$2.63	$(2.05)
Diluted earnings (loss) per share attributable to Gilead	$1.56	$1.29	$2.61	$(2.05)

Shares used in basic earnings (loss) per share attributable to Gilead calculation	1,245	1,247	1,246	1,247
Shares used in diluted earnings (loss) per share attributable to Gilead calculation	1,255	1,251	1,257	1,247

Supplemental Information:
Cash dividends declared per share	$0.79	$0.77	$1.58	$1.54
Product gross margin	78.7%	77.7%	77.7%	77.2%
Research and development expenses as a % of revenues	21.1%	19.4%	20.9%	21.0%
Selling, general and administrative expenses as a % of revenues	19.3%	19.8%	19.1%	20.2%
Operating margin	34.9%	38.0%	34.3%	(12.3)%
Effective tax rate	19.3%	21.4%	19.7%	(5.1)%

August 7, 2025	8

GILEAD SCIENCES, INC.
TOTAL REVENUE SUMMARY
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(in millions, except percentages)	2025	2024	Change	2025	2024	Change
Product sales:
HIV	$5,088	$4,745	7%	$9,675	$9,088	6%
Liver Disease	795	832	(4)%	1,553	1,569	(1)%
Oncology	849	841	1%	1,606	1,629	(1)%
Other	202	280	(28)%	410	504	(19)%
Total product sales excluding Veklury	6,934	6,698	4%	13,245	12,790	4%
Veklury	121	214	(44)%	423	769	(45)%
Total product sales	7,054	6,912	2%	13,668	13,559	1%
Royalty, contract and other revenues	27	41	(34)%	81	81	1%
Total revenues	$7,082	$6,954	2%	$13,749	$13,640	1%

August 7, 2025	9

GILEAD SCIENCES, INC.
NON-GAAP FINANCIAL INFORMATION(1)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(in millions, except percentages)	2025	2024	Change	2025	2024	Change
Non-GAAP:
Cost of goods sold	$922	$965	(4)%	$1,883	$1,939	(3)%
Research and development expenses	$1,450	$1,335	9%	$2,789	$2,738	2%
Acquired IPR&D expenses(2)	$61	$38	61%	$315	$4,169	(92)%
Selling, general and administrative expenses	$1,358	$1,351	—%	$2,580	$2,646	(3)%
Other (income) expense, net	$(66)	$(37)	82%	$(164)	$(141)	17%
Diluted earnings per share attributable to Gilead	$2.01	$2.01	—%	$3.82	$0.70	NM
Shares used in non-GAAP diluted earnings per share attributable to Gilead calculation	1,255	1,251	—%	1,257	1,254	—%

Product gross margin	86.9%	86.0%	89 bps	86.2%	85.7%	52 bps
Research and development expenses as a % of revenues	20.5%	19.2%	128 bps	20.3%	20.1%	21 bps
Selling, general and administrative expenses as a % of revenues	19.2%	19.4%	-26 bps	18.8%	19.4%	-64 bps
Operating margin	46.5%	47.0%	-49 bps	45.0%	15.7%	NM
Effective tax rate	18.8%	17.8%	96 bps	17.6%	51.4%	NM
________________________________
NM - Not Meaningful
(1)     Refer to Non-GAAP Financial Information section above for further disclosures on non-GAAP financial measures. A reconciliation between GAAP and non-GAAP financial information is provided in the tables below.
(2)    Equal to GAAP financial information.

August 7, 2025	10

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except percentages and per share amounts)	2025	2024	2025	2024
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,501	$1,544	$3,041	$3,096
Acquisition-related – amortization(1)	(579)	(579)	(1,158)	(1,158)
Restructuring	—	—	—	1
Non-GAAP cost of goods sold	$922	$965	$1,883	$1,939

Product gross margin reconciliation:
GAAP product gross margin	78.7%	77.7%	77.7%	77.2%
Acquisition-related – amortization(1)	8.2%	8.4%	8.5%	8.5%
Restructuring	—%	—%	—%	—%
Non-GAAP product gross margin	86.9%	86.0%	86.2%	85.7%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,491	$1,351	$2,870	$2,871
Acquisition-related – other costs(2)	(35)	(3)	(37)	(70)
Restructuring	(6)	(13)	(44)	(63)
Non-GAAP research and development expenses	$1,450	$1,335	$2,789	$2,738

IPR&D impairment reconciliation:
GAAP IPR&D impairment	$190	$—	$190	$2,430
IPR&D impairment	(190)	—	(190)	(2,430)
Non-GAAP IPR&D impairment	$—	$—	$—	$—

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$1,365	$1,377	$2,623	$2,752
Acquisition-related – other costs(2)	—	(17)	—	(84)
Restructuring	(7)	(8)	(43)	(22)
Non-GAAP selling, general and administrative expenses	$1,358	$1,351	$2,580	$2,646

Operating income (loss) reconciliation:
GAAP operating income (loss)	$2,474	$2,644	$4,711	$(1,678)
Acquisition-related – amortization(1)	579	579	1,158	1,158
Acquisition-related – other costs(2)	35	21	37	153
Restructuring	13	21	88	84
IPR&D impairment	190	—	190	2,430
Non-GAAP operating income	$3,290	$3,265	$6,183	$2,148

Operating margin reconciliation:
GAAP operating margin	34.9%	38.0%	34.3%	(12.3)%
Acquisition-related – amortization(1)	8.2%	8.3%	8.4%	8.5%
Acquisition-related – other costs(2)	0.5%	0.3%	0.3%	1.1%
Restructuring	0.2%	0.3%	0.6%	0.6%
IPR&D impairment	2.7%	—%	1.4%	17.8%
Non-GAAP operating margin	46.5%	47.0%	45.0%	15.7%

Other (income) expense, net reconciliation:
GAAP other (income) expense, net	$(208)	$355	$120	$265
Gain (loss) from equity securities, net	142	(392)	(284)	(405)
Non-GAAP other (income) expense, net	$(66)	$(37)	$(164)	$(141)

Income (loss) before income taxes reconciliation:
GAAP income (loss) before income taxes	$2,429	$2,053	$4,077	$(2,433)
Acquisition-related – amortization(1)	579	579	1,158	1,158
Acquisition-related – other costs(2)	35	21	37	153
Restructuring	13	21	88	84
IPR&D impairment	190	—	190	2,430
(Gain) loss from equity securities, net	(142)	392	284	405
Non-GAAP income before income taxes	$3,103	$3,065	$5,834	$1,798

August 7, 2025	11

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except percentages and per share amounts)	2025	2024	2025	2024
Income tax expense reconciliation:
GAAP income tax expense	$468	$438	$802	$123
Income tax effect of non-GAAP adjustments:
Acquisition-related – amortization(1)	120	121	241	242
Acquisition-related – other costs(2)	—	7	—	37
Restructuring	2	7	15	16
IPR&D impairment	51	—	51	611
(Gain) loss from equity securities, net	(11)	33	10	(6)
Discrete and related tax charges(3)	(48)	(60)	(90)	(100)
Non-GAAP income tax expense	$583	$546	$1,029	$923

Effective tax rate reconciliation:
GAAP effective tax rate	19.3%	21.4%	19.7%	(5.1)%
Income tax effect of above non-GAAP adjustments and discrete and related tax adjustments(3)	(0.5)%	(3.5)%	(2.0)%	56.4%
Non-GAAP effective tax rate	18.8%	17.8%	17.6%	51.4%

Net income (loss) attributable to Gilead reconciliation:
GAAP net income (loss) attributable to Gilead	$1,960	$1,614	$3,275	$(2,556)
Acquisition-related – amortization(1)	459	458	917	916
Acquisition-related – other costs(2)	35	14	37	117
Restructuring	11	14	72	68
IPR&D impairment	139	—	139	1,819
(Gain) loss from equity securities, net	(131)	359	275	412
Discrete and related tax charges(3)	48	60	90	100
Non-GAAP net income attributable to Gilead	$2,521	$2,519	$4,806	$874

Diluted earnings (loss) per share reconciliation:
GAAP diluted earnings (loss) per share	$1.56	$1.29	$2.61	$(2.05)
Acquisition-related – amortization(1)	0.37	0.37	0.73	0.73
Acquisition-related – other costs(2)	0.03	0.01	0.03	0.09
Restructuring	0.01	0.01	0.06	0.05
IPR&D impairment	0.11	—	0.11	1.46
(Gain) loss from equity securities, net	(0.10)	0.29	0.22	0.33
Discrete and related tax charges(3)	0.04	0.05	0.07	0.08
Non-GAAP diluted earnings per share	$2.01	$2.01	$3.82	$0.70

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$579	$579	$1,158	$1,157
Research and development expenses adjustments	41	16	81	133
IPR&D impairment adjustments	190	—	190	2,430
Selling, general and administrative expenses adjustments	7	26	43	106
Total non-GAAP adjustments to costs and expenses	817	620	1,472	3,826
Other (income) expense, net, adjustments	(142)	392	284	405
Total non-GAAP adjustments before income taxes	675	1,012	1,757	4,231
Income tax effect of non-GAAP adjustments above	(162)	(168)	(316)	(900)
Discrete and related tax charges(3)	48	60	90	100
Total non-GAAP adjustments to net income attributable to Gilead	$560	$905	$1,530	$3,431
________________________________
(1)    Relates to amortization of acquired intangibles.
(2)    Adjustments include integration expenses and contingent consideration fair value adjustments associated with Gilead’s recent acquisitions.
(3)    Represents discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and transfers of intangible assets from a foreign subsidiary to Ireland and the United States.

August 7, 2025	12

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2025 FULL-YEAR GUIDANCE(1)
(unaudited)

(in millions, except percentages and per share amounts)	Provided February 11, 2025	Updated April 24, 2025	Updated August 7, 2025
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	77.0% - 78.0%	77.0% - 78.0%	~ 78.0%
Acquisition-related expenses	~ 8.0%	~ 8.0%	~ 8.0%
Non-GAAP projected product gross margin	85.0% - 86.0%	85.0% - 86.0%	~ 86.0%

Projected operating income GAAP to non-GAAP reconciliation:
GAAP projected operating income	$10,200 - $10,700	$10,200 - $10,700	$10,300 - $10,700
Acquisition-related, IPR&D impairment and restructuring expenses	~ 2,500	~ 2,500	~ 2,700
Non-GAAP projected operating income	$12,700 - $13,200	$12,700 - $13,200	$13,000 - $13,400

Projected effective tax rate GAAP to non-GAAP reconciliation:
GAAP projected effective tax rate	~ 20%	~ 21%	~ 21%
Income tax effect of above non-GAAP adjustments and fair value adjustments of equity securities, and discrete and related tax adjustments	(~ 1%)	(~ 2%)	(~ 2%)
Non-GAAP projected effective tax rate	~ 19%	~ 19%	~ 19%

Projected diluted EPS GAAP to non-GAAP reconciliation:
GAAP projected diluted EPS	$5.95 - $6.35	$5.65 - $6.05	$5.85 - $6.15
Acquisition-related, IPR&D impairment and restructuring expenses, fair value adjustments of equity securities and discrete and related tax adjustments	~ 1.75	~ 2.05	~ 2.10
Non-GAAP projected diluted EPS	$7.70 - $8.10	$7.70 - $8.10	$7.95 - $8.25
________________________________
(1)    Our full-year guidance excludes the potential impact of any (i) acquisitions or business development transactions that have not been executed, (ii) future fair value adjustments of equity securities and (iii) discrete tax charges or benefits associated with changes in tax related laws and guidelines that have not been enacted, as Gilead is unable to project such amounts. The non-GAAP full-year guidance includes non-GAAP adjustments to actual current period results as well as adjustments for the known future impact associated with events that have already occurred, such as future amortization of our intangible assets and the future impact of discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and in-process research and development, transfers of intangible assets from a foreign subsidiary to Ireland and the United States, and legal entity restructurings.

August 7, 2025	13

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30,	December 31,
(in millions)	2025	2024
Assets
Cash, cash equivalents and marketable debt securities	$7,126	$9,991
Accounts receivable, net	4,781	4,420
Inventories(1)	3,913	3,589
Property, plant and equipment, net	5,459	5,414
Intangible assets, net	18,566	19,948
Goodwill	8,314	8,314
Other assets	7,563	7,319
Total assets	$55,721	$58,995
Liabilities and Stockholders’ Equity
Current liabilities	$11,189	$12,004
Long-term liabilities	24,942	27,744
Stockholders’ equity(2)	19,590	19,246
Total liabilities and stockholders’ equity	$55,721	$58,995
________________________________
(1)    Includes current and long-term inventories, which are disclosed separately in the notes to our financial statements in Form 10-K and Form 10-Q.
(2)    As of June 30, 2025 and December 31, 2024, there were 1,242 and 1,246 shares of common stock issued and outstanding, respectively.

August 7, 2025	14

GILEAD SCIENCES, INC.
SELECTED CASH FLOW INFORMATION
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2025	2024	2025	2024
Net cash provided by operating activities	$827	$1,325	$2,584	$3,544
Net cash used in investing activities	(2,116)	(307)	(2,531)	(2,514)
Net cash used in financing activities	(1,566)	(2,953)	(4,993)	(4,314)
Effect of exchange rate changes on cash and cash equivalents	73	(11)	92	(29)
Net change in cash and cash equivalents	(2,782)	(1,947)	(4,848)	(3,313)
Cash and cash equivalents at beginning of period	7,926	4,718	9,991	6,085
Cash and cash equivalents at end of period	$5,144	$2,772	$5,144	$2,772

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2025	2024	2025	2024
Net cash provided by operating activities	$827	$1,325	$2,584	$3,544
Purchases of property, plant and equipment	(107)	(130)	(211)	(235)
Free cash flow(1)	$720	$1,195	$2,373	$3,309
________________________________
(1)    Free cash flow is a non-GAAP liquidity measure. Please refer to our disclosures in the Non-GAAP Financial Information section above.

August 7, 2025	15

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2025	2024	2025	2024
HIV
Biktarvy – U.S.	$2,799	$2,585	$5,272	$4,900
Biktarvy – Europe	429	370	804	735
Biktarvy – Rest of World	302	277	603	542
	3,530	3,232	6,679	6,177

Descovy – U.S.	601	434	1,139	805
Descovy – Europe	24	25	45	51
Descovy – Rest of World	28	26	55	55
	653	485	1,239	911

Genvoya – U.S.	322	372	627	704
Genvoya – Europe	40	45	79	95
Genvoya – Rest of World	16	23	35	44
	377	440	741	843

Odefsey – U.S.	221	233	436	457
Odefsey – Europe	66	72	123	148
Odefsey – Rest of World	11	10	20	21
	298	315	579	626

Symtuza - Revenue share(1) – U.S.	88	131	170	236
Symtuza - Revenue share(1) – Europe	33	34	62	67
Symtuza - Revenue share(1) – Rest of World	3	3	6	6
	124	168	238	309

Other HIV(2) – U.S.	65	65	115	125
Other HIV(2) – Europe	33	25	63	70
Other HIV(2) – Rest of World	9	15	19	27
	107	105	198	222

Total HIV – U.S.	4,096	3,821	7,760	7,226
Total HIV – Europe	624	571	1,177	1,167
Total HIV – Rest of World	368	353	738	695
	5,088	4,745	9,675	9,088
Liver Disease
Sofosbuvir / Velpatasvir(3) – U.S.	184	267	351	515
Sofosbuvir / Velpatasvir(3) – Europe	81	84	161	163
Sofosbuvir / Velpatasvir(3) – Rest of World	76	126	175	203
	342	476	687	881

Vemlidy – U.S.	122	117	222	212
Vemlidy – Europe	13	11	24	22
Vemlidy – Rest of World	117	115	257	233
	252	243	504	467

Other Liver Disease(4) – U.S.	106	47	175	89
Other Liver Disease(4) – Europe	76	47	152	94
Other Liver Disease(4) – Rest of World	19	19	35	38
	201	113	362	221

Total Liver Disease – U.S.	413	431	748	816
Total Liver Disease – Europe	170	142	338	279
Total Liver Disease – Rest of World	211	259	467	474
	795	832	1,553	1,569

Veklury
Veklury – U.S.	51	76	250	391
Veklury – Europe	19	53	41	123
Veklury – Rest of World	50	85	132	255
	121	214	423	769

August 7, 2025	16

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2025	2024	2025	2024
Oncology
Cell Therapy
Tecartus – U.S.	41	63	82	118
Tecartus – Europe	41	37	72	73
Tecartus – Rest of World	9	7	17	16
	92	107	171	207

Yescarta – U.S.	162	186	321	357
Yescarta – Europe	154	169	304	327
Yescarta – Rest of World	77	58	154	110
	393	414	779	794

Total Cell Therapy – U.S.	203	250	403	475
Total Cell Therapy – Europe	196	206	376	400
Total Cell Therapy – Rest of World	86	66	171	126
	485	521	949	1,001
Trodelvy
Trodelvy – U.S.	224	224	405	429
Trodelvy – Europe	96	69	171	137
Trodelvy – Rest of World	44	26	81	62
	364	320	657	628

Total Oncology – U.S.	427	474	808	904
Total Oncology – Europe	291	275	547	537
Total Oncology – Rest of World	131	92	252	188
	849	841	1,606	1,629
Other
AmBisome – U.S.	7	17	13	31
AmBisome – Europe	65	69	132	139
AmBisome – Rest of World	56	65	123	124
	129	151	268	294

Other(5) – U.S.	44	98	91	156
Other(5) – Europe	8	8	16	18
Other(5) – Rest of World	21	24	35	36
	73	130	143	209

Total Other – U.S.	52	115	104	188
Total Other – Europe	73	77	149	156
Total Other – Rest of World	77	88	158	160
	202	280	410	504

Total product sales – U.S.	5,038	4,916	9,669	9,525
Total product sales – Europe	1,178	1,118	2,251	2,262
Total product sales – Rest of World	838	878	1,747	1,772
	$7,054	$6,912	$13,668	$13,559
________________________________
(1)    Represents Gilead’s revenue from cobicistat (“C”), FTC and TAF in Symtuza (darunavir/C/FTC/TAF), a fixed dose combination product commercialized by Janssen Sciences Ireland Unlimited Company.
(2)    Includes Atripla, Complera/Eviplera, Emtriva, Sunlenca, Stribild, Truvada, Tybost and Yeztugo.
(3)    Includes Epclusa and the authorized generic version of Epclusa sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC (“Asegua”).
(4)    Includes ledipasvir/sofosbuvir (Harvoni and the authorized generic version of Harvoni sold by Asegua), Hepcludex, Hepsera, Livdelzi/Lyvdelzi, Sovaldi, Viread and Vosevi.
(5)    Includes Cayston, Jyseleca, Letairis and Zydelig.